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                                                                EXHIBIT 99.11(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Financial Statements" and "Independent Auditors" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 13 to the Registration Statement (Form N-1A No. 33-78264/811-8490) of Excelsior Institutional Trust of our report dated May 9, 1997 on the financial statements and financial highlights included in the 1997 Annual Report to Shareholders.



                                                   /s/  ERNST & YOUNG LLP
                                                   ----------------------
                                                   Ernst & Young LLP

Boston, Massachusetts
May 29, 1997